EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Zhao Yan, the Chief Executive Officer of Northport Capital Inc., and James Wang, the Chief Financial Officer of Northport Capital Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Report on Form 10-Q of Northport Capital Inc., for the quarterly period ended September 30, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Northport Capital Inc.

Date: November 19, 2008.

/s/Zhao Yan
Zhao Yan
President, Chief Executive Officer, Principal
Executive Officer and Director

/s/James Wang
James Wang
Secretary, Treasurer, Chief Financial Officer,
and Director